UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2005

COMMERCIAL NET LEASE REALTY, INC.

(exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

450 South Orange Avenue, Suite 900, Orlando, Florida 32801

(Address of principal executive offices, including zip code)

(407) 265-7348

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2005, the Board of Directors of Commercial Net Lease Realty, Inc. approved the Third Amended and Restated Bylaws of the Company, which amended Article VI, Sections 1 and 2 of the Company’s Second Amended and Restated Bylaws to implement the Board’s determination that the Chief Executive Officer or President should have the authority to appoint all Senior Vice Presidents, Vice Presidents (not designated as Executive Vice President), Assistant Treasurers, and Assistant Secretaries or other officers. Prior to these amendments, all Senior Vice Presidents of the Company had to be chosen by the Board. These amendments became effective August 18, 2005. The Third Amended and Restated Bylaws of the Company reflecting such amendments are filed with this report as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

3.1	Third Amended and Restated Bylaws of Commercial Net Lease Realty, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Commercial Net Lease Realty, Inc.

Date: August 23, 2005	By:	/s/ Kevin B. Habicht
Kevin B. Habicht
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Commercial Net Lease Realty, Inc.